Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

TD SYNNEX Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	9,762,063(2)	$97.87	$955,413,106	0.0001476	$141,019
	Total Offering Amounts					$955,413,106		$141,019
	Total Fee Offsets							$ 0.00
	Net Fee Due							$141,019
(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also registers an indeterminate number of shares of common stock, par value $0.001 per share of TD SYNNEX Corporation (the “Registrant”) which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)	Represents the shares of common stock of the Registrant that will be offered for resale by the selling stockholders pursuant to the prospectus to which this exhibit is attached.

(3)

Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales price per share of the registrant’s common stock, as reported on The New York Stock Exchange on October 9, 2023.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered(1)	Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.001 per share	35,199,549	$4,466,822,769	S-3	333-259270	September 2, 2021

(1)

Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement on Form S-3 (the “Registration Statement”), to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the registration statement on Form S-3 (File No. 333-259270), which became effective automatically upon filing on September 2, 2021 (the “Prior Registration Statement”), relating to an aggregate of 44,000,000 shares of common stock, of which 35,199,549 shares remain unsold under the Prior Registration Statement. This Registration Statement combines the remaining 35,199,549 shares of common stock from the Prior Registration Statement, with an additional 9,762,063 shares of common stock to enable an aggregate of 44,961,612 shares of common stock to be offered pursuant to the combined prospectus. Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes a post-effective amendment to the Prior Registration Statement and shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.